Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

January 13, 2026

Presidio PubCo Inc.

1090 Center Drive

Park City, Utah 84098

Ladies and Gentlemen:

We have acted as special legal counsel to Presidio PubCo Inc. (f/k/a Prometheus PubCo Inc.), a Delaware corporation (“PubCo”) in connection with the registration statement on Form S-4, initially filed by PubCo and Presidio Investment Holdings LLC, a Delaware limited liability company (“PIH”), with the U.S. Securities and Exchange Commission (the “Commission”) on September 5, 2025 (File No. 333-290090), pursuant to the Securities Act of 1933, as amended (the “Act”) (as amended or supplemented through the date hereof, and together with the proxy statement/prospectus filed therewith, the “Registration Statement”), relating to the transactions contemplated by that certain Business Combination Agreement, dated August 5, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among EQV Ventures Acquisition Corp., a Cayman Islands exempted company (“EQV”), PubCo, Prometheus PubCo Merger Sub, Inc., a Delaware corporation (“EQV Merger Sub”), Prometheus Holdings LLC, a Delaware limited liability company (“EQV Holdings”), Prometheus Merger Sub LLC, a Delaware limited liability company (“Presidio Merger Sub”) and PIH. Pursuant to the Business Combination Agreement, EQV will change its jurisdiction of incorporation to Delaware (the “Domestication”) by effecting a deregistration under Section 206 of the Companies Law (As Revised) of the Cayman Islands and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication simultaneously with a certificate of incorporation, in each case in respect of EQV, with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of EQV’s shareholders. In connection with the transactions contemplated by the Business Combination Agreement, PubCo will continue as the public reporting company and be renamed “Presidio Production Company” and is referred to herein as “Presidio.”

In connection with the Domestication: (i) each then issued and outstanding Class A ordinary share of EQV, par value $0.0001 per share (“EQV Class A Ordinary Share”), will convert automatically, on a one-for-one basis, to one share of Class A common stock, par value $0.0001 per share, of EQV (the “EQV Class A Common Stock”), (ii) each then issued and outstanding warrant representing the right to purchase one Class A ordinary share in the capital of EQV at a price of $11.50 per share (“Pre-Domestication EQV Warrant”) will convert automatically, on a one-for-one basis, into a whole warrant exercisable for one share of EQV Class A Common Stock (“EQV Warrant”), pursuant to that certain Warrant Agreement by and between EQV and Continental Stock Transfer & Trust Company, dated August 8, 2024 (the “Warrant Agreement”) and (iii) each then issued and outstanding unit of EQV, representing one EQV Class A Ordinary Share and one third of one Pre-Domestication EQV Warrant, will convert automatically, on a one-for-one basis, to one unit of EQV, representing one share of EQV Class A Common Stock and one third of one EQV Warrant.

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Following the Domestication, pursuant to the Business Combination Agreement, EQV Merger Sub will merge with and into EQV, with EQV as the surviving company in the merger and with (a) each unit of EQV separating into one share of EQV Class A Common Stock and one third of one EQV Warrant, (b) EQV shareholders receiving one share of Presidio common stock, par value $0.0001 per share (“Presidio Common Stock”) for each share of EQV Class A Common Stock held by such shareholder, and (c) each whole EQV Warrant converting automatically, on a one-for-one basis, into a whole warrant exercisable for one share of Presidio Common Stock, in accordance with the terms of the Business Combination Agreement. After giving effect to such merger, EQV will survive as a wholly owned subsidiary of Presidio, following which, Presidio Merger Sub will merge with and into PIH, with PIH as the surviving company in the merger, all on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law.

This opinion is being rendered in connection with the registration under the Registration Statement of: (i) 35,000,000 shares of Presidio Common Stock issuable upon conversion of the 35,000,000 EQV Class A Ordinary Shares; (ii) 7,664,763 shares of Presidio Common Stock issuable upon the conversion of 7,664,763 Class B ordinary shares, par value $0.0001 per share, of EQV held by EQV Ventures Sponsor LLC (the “Sponsor”); (iii) 400,000 shares of Presidio Common Stock issuable upon the conversion of 400,000 EQV Class A Ordinary Shares that formed a part of private placement units of EQV (“EQV Private Placement Units”) held by the Sponsor that were issued in a private placement that occurred concurrently with the closing of the initial public offering of EQV (the “EQV IPO Private Placement”); (iv) 262,500 shares of Presidio Common Stock issuable upon the conversion of 262,500 EQV Class A Ordinary Shares that formed a part of EQV Private Placement Units held by BTIG, LLC (“BTIG”) issued in the EQV IPO Private Placement; (v) 6,500,251 shares of Presidio Common Stock issuable to certain existing investors and certain unitholders of PIH; (vi) 3,422,260 shares of Presidio Common Stock issuable to EQV Resources Intermediate LLC; (vii) 160,000 shares of Presidio Common Stock issuable upon the conversion of EQV Class A Ordinary Shares held by EQV’s non-employee directors (together with shares of Presidio Common Stock discussed in prongs (i)-(vi) above, the “Registered Shares”); (viii) 11,666,666 shares of Presidio Common Stock issuable upon the exercise of EQV Warrants issued as part of the units in connection with EQV’s initial public offering (the “EQV IPO”); (ix) 133,333 shares of Presidio Common Stock issuable upon the exercise of EQV Warrants that formed a part of the EQV Private Placement Units held by the Sponsor that were issued in the EQV IPO Private Placement; (x) 87,500 shares of Presidio Common Stock issuable upon the exercise of EQV Warrants that formed a part of the EQV Private Placement Units held by BTIG issued in the EQV IPO Private Placement (together with shares of Presidio Common Stock discussed in prongs (viii) and (ix) above, the “Registered Warrant Shares”); (xi) 11,666,666 warrants to purchase Presidio Common Stock issuable upon the conversion of EQV Warrants issued as part of the units in connection with the EQV IPO; (xii) 133,333 warrants to purchase Presidio Common Stock issuable upon the conversion of EQV Warrants that formed a part of the EQV Private Placement Units held by the Sponsor that were issued in the EQV IPO Private Placement; and (xiii) 87,500 warrants of Presidio issuable upon the conversion of EQV Warrants that formed a part of the EQV Private Placement Units held by BTIG issued in the EQV IPO Private Placement (together with the warrants of Presidio discussed in prongs (xi) and (xii) above, the “Registered Warrants”).

In connection with the preparation of this opinion, we have, among other things, reviewed:

1. the Registration Statement and exhibits and annexes thereto;

2. a copy of the Business Combination Agreement, included as Annex A to the Registration Statement;

3. the Amended and Restated Memorandum and Articles of Association of EQV, included as Annex B to the Registration Statement;

4. the forms of Rollover Agreement, by and among EQV, Presidio, EQV Holdings, PIH and certain individuals set forth therein, included as Annexes C and D to the Registration Statement;

5. the forms of Securities Contribution and Transfer Agreement, by and among EQV, the Sponsor and certain individuals set forth therein, included as Annexes E and F to the Registration Statement;

6. the Agreement and Plan of Merger, dated August 5, 2025, by and among EQV, Presidio, EQVR Merger Sub LLC, a Delaware limited liability company and direct subsidiary of Presidio, EQV Resources Intermediate LLC, a Delaware limited liability company (“EQVR Intermediate”), EQV Resources LLC, a Delaware limited liability company, and PIH, included as Annex G to the Registration Statement;

7. the form of proposed certificate of incorporation of Presidio, to be filed with the Delaware Secretary of State (the “Certificate of Incorporation”), in the form included as Annex H to the Registration Statement;

8. the form of proposed bylaws of Presidio, in the form included as Annex I to the Registration Statement;

11. a copy of the Specimen Unit Certificate of EQV, filed as Exhibit 4.1 to the registration statement on Form S-1 filed by EQV on June 7, 2024;

12. a copy of the Specimen Class A Ordinary Share Certificate of EQV, filed as Exhibit 4.2 to the registration statement on Form S-1 filed by EQV on June 7, 2024;

13. a copy of the Specimen Warrant Certificate of EQV, filed as Exhibit 4.3 to the registration statement on Form S-1 filed by EQV on June 7, 2024;

14. a copy of the Warrant Agreement, filed as Exhibit 4.4 to the registration statement on Form S-1/A filed by EQV on July 25, 2024; and

15. such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than EQV. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of PubCo and EQV and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that:

1. The Registered Shares, when issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, will have been duly authorized by all requisite corporate action on the part of Presidio under the DGCL and will be validly issued, fully paid and nonassessable.

2. The Registered Warrants, when issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, will constitute the valid and binding obligations of Presidio, enforceable against Presidio in accordance with its terms under the laws of the State of New York.

3. Upon the exercise of the Registered Warrants, the Registered Warrant Shares, when issued, delivered and paid for in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, will have been duly authorized by all requisite corporate action on the part of Presidio under the DGCL and will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a) Prior to effecting the Domestication and prior to the issuance of securities by Presidio: (i) the shareholders of EQV will have approved, among other things, the Business Combination and the Domestication, the Proposed Certificate of Incorporation and the Proposed Bylaws; (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and (iii) the Registration Statement (including all necessary post-effective amendments), will have become effective under the Act;

(b) The current draft of the Certificate of Incorporation, in the form submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL; that no other certificate or document, other than the Certificate of Domestication which will have been filed as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of EQV with the Delaware Secretary of State; and that EQV will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

(c) The Registration Statement remains effective during the offer and sale of the Registered Shares and Registered Warrants;

(d) The Proposed Bylaws, in the form attached as Annex I to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Closing; and

(e) At the time of the issuance, sale and delivery of each Registered Share, Registered Warrant or Registered Warrant Share, as applicable, (x) the terms of the Warrant Agreement are consistent with the descriptions of the terms of such agreements set forth in the Registration Statement, (y) the authorization of such Registered Share, Registered Warrant or Registered Warrant Share, as applicable, by Presidio will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Registered Share, Registered Warrant or Registered Warrant Share, as applicable, and (z) the issuance, sale and delivery of such Registered Share, Registered Warrant or Registered Warrant Share, as applicable, the terms of such Registered Share, Registered Warrant or Registered Warrant Share, as applicable and compliance by Presidio with the terms of such Registered Share, Registered Warrant or Registered Warrant Share, as applicable, will not violate any applicable law, any agreement or instrument then binding upon Presidio or any restriction imposed by any court or governmental body having jurisdiction over Presidio.

In rendering the foregoing opinions, we have relied upon the opinion of Walkers (Cayman) LLP, dated July 24, 2024, filed as Exhibit 5.2 to the registration statement on Form S-1/A filed by EQV on July 24, 2024.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the securities covered by this opinion.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

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